Assignment and Assumption Agreement

This Assignment and Assumption Agreement (the “Assignment”) is made on April 24, 2007, by and between COMMONS V INVESTMENT PARTNERSHIP, a Florida general partnership (the “Assignor”), in favor of NNN HEALTHCARE/OFFICE REIT COMMONS V, LLC, a Delaware limited liability company (“Assignee”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, conveys, transfers and assigns to Assignee all of Assignor’s rights, title and interest in, to and under any and all of the following to the extent they are related to that certain real property located in the County of Collier, Florida, commonly known as Commons V Medical Office Building and more particularly described in Exhibit A attached hereto (the “Real Property”):

a. all leases (the “Leases”), including associated amendments, with all persons leasing the Real Property or any part thereof, except for certain payments for tenant improvements previously advanced by Assignor, as set forth on Exhibit B, together with all security deposits, other deposits held in connection with the Leases, Lease guarantees and other similar credit enhancements providing additional security for the Leases;

b. all tangible and intangible personal property owned by Seller located on and used in connection with the Real Property, including, specifically, without limitation, equipment, furniture, tools and supplies, any website maintained by Assignor, and all related intangibles including Seller’s interest in the name “Commons V Medical Office Building”;

c. all service contracts, agreements, warranties and guaranties relating to the operation, use or maintenance of the Real Property (the “Contracts”); and

d. to the extent transferable, all building permits, certificates of occupancy and other certificates, permits, licenses and approvals relating to the Real Property.

Assignor hereby agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses (including, without limitation, reasonable attorneys’ fees and costs) arising out of or resulting from any breach or default by Assignor under the terms of the Leases and the Contracts arising prior to the date hereof.

Assignor hereby covenants that it will, at any time and from time to time upon written request therefor, at Assignee’s sole expense and without the assumption of any additional liability thereby, execute and deliver to Assignee, its successors and assigns, any new or confirmatory instruments and take such further acts as Assignee may reasonably request to fully evidence the assignment contained herein and to enable Assignee, its successors and assigns to fully realize and enjoy the rights and interests assigned hereby.

Assignee hereby accepts the foregoing assignment and agrees to assume, pay, perform and discharge, as and when due, all of the agreements and obligations of Assignor under the Leases and Contracts and agrees to be bound by all of the terms and conditions of the Leases and the Contracts.

Assignee hereby agrees to indemnify, protect, defend and hold Assignor harmless from and against and any all claims, demands, liabilities, losses, costs, damages or expenses (including, without limitation, reasonable attorneys’ fees and costs) arising out of or resulting from any breach or default by Assignee under the terms of the Leases and Contracts arising on or after the date hereof.

The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively.

This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.

ASSIGNOR: Commons V Investment Partnership,

a Florida general partnership

By: /s/ Jerry F. Nichols

Jerry F. Nichols, Its Managing Partner

By: Ribek Company, a Florida general partnership and Managing Partner for the above partnership

By: Ribek Corporation, a Delaware Corporation

and Managing Partner for Ribek Company

By: /s/ Edward J. Mace
Edward J. Mace, Its Vice President

By: Manatee Building Partnership, a Florida general partnership and Managing Partner for the above partnership

By: /s/ George W. Ferguson

George W. Ferguson, Its Managing Partner

Date: April 23, 2007

ASSIGNEE: NNN Healthcare/Office REIT Commons V, LLC, a Delaware limited liability company

By: Triple Net Properties, LLC, a Virginia limited liability company, its Manager

By: /s/Richard Hutton
Name: Richard Hutton
Title: Executive Vice President

Date: April 20, 2007

Exhibits to Assignment and Assumption Agreement:
Exhibit A — Legal Description of Real Property
Exhibit B — Excluded Payments